Exhibit 99.1

NightFood to Engage With Leading E-Commerce Agency
Aims to Capitalize on Projected 588% Growth in Online Snack Sales

TARRYTOWN, NY, April 20, 2017 -- NightFood Holdings, Inc. (OTC: NGTF), a fully reporting “better-for-you” snack company, announced it is negotiating an engagement with a leading E-commerce agency to establish a profitable and scalable online marketing campaign for the Company’s line of snacks.

The total US snack market is approximately $120 billion, and 44% of that occurs in the evening or late evening, representing a total consumer spend of over $1 billion weekly on nighttime snacks.

Information Resources, Inc. (IRI), a leading consumer packaged goods research firm, has predicted that online sales of snacks will see substantial growth in the next five years. They expect E-Commerce to comprise 5.5% of total snack sales by 2022. Currently, under 1% of snacks are purchased online, representing an increase of 588%

IRI’s 2017 report on consumer goods E-Commerce states that “niche brands are consistently outplaying brands that dominate in the brick and mortar world”. Larry Levin, IRI’s Executive Vice President of Innovations, has stated that consumers love small brands that make their lives better.

NightFood CEO Sean Folkson states, “These powerful consumer trends greatly benefit differentiated start-up brands such as NightFood. We’re confident we can build on our successful online pilot programs to establish a direct to consumer online marketing presence which can operate profitably as a stand-alone in the short term, while providing tremendous support for expansion of our existing retail distribution. This allows for faster revenue growth than focusing solely on traditional retail channels.”

Company CMO Peter Leighton added, “The agencies that made the short list have experience in establishing and scaling E-Commerce for young companies in the consumer goods space. They’re very excited about the data we’ve compiled from Facebook, as it confirms that the NightFood brand resonates with the consumer.”

Following in the path of other successful consumer product start-ups, the Company intends to drive revenue growth while developing relationships directly with customers through its online presence. This can be beneficial in many ways, including when testing and introducing new innovations, flavors, and snack formats.

“Online efforts to date have confirmed that consumers are very responsive upon learning there’s a branded and packaged solution to the nighttime snacking problem. Our updated CraveMonster branding has allowed us to cut over 60% off our customer acquisition costs”, explains NightFood CEO Sean Folkson. “Now it’s time to start scaling.”

As part of their overall online strategy, the Company will launch an updated website, grow Amazon, and identify and engage new market segments online.

About Nightfood:

NightFood (OTCQB: NGTF), “The Nighttime Snack Company”, is a snack food company dedicated to providing consumers delicious, better-for-you choices for evening snacking. NightFood is the first company to create products to address the unique nutritional needs consumers have at night. 44% of snack consumption occurs at night, representing a consumer spend of over $1B weekly on nighttime snacks. NightFood creates, manufactures, and distributes products to help consumers satisfy nighttime cravings in a better, healthier, more sleep friendly way. For more information, visit http://ir.nightfood.com and www.nightfood.com

Forward Looking Statements:

This current press release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with distribution and difficulties associated with obtaining financing on acceptable terms. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:
Peter Leighton
888-888-6444, x5

Investor Contact:
Andrew Austin
A.S. Austin Company

888-888-6444, x3